    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1997


                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549



                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 TRIMERIS, INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                           8733                   56-1808663
   (State or other jurisdiction          (Primary Standard          (I.R.S. Employer
of incorporation or Organization)     Industrial Code Number)     Identification No.)

                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707
                                 (919) 419-6050

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                              DR. M. ROSS JOHNSON
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                          AND CHIEF SCIENTIFIC OFFICER
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707
                                 (919) 419-6050

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                         COUNSEL TO COMPANY                              COUNSEL TO UNDERWRITERS
    -------------------------------------------------------------    --------------------------------
    FRED D. HUTCHISON, ESQUIRE        JOHN B. WATKINS, ESQUIRE       ALEXANDER D. LYNCH, ESQUIRE
    HUTCHISON & MASON PLLC            WILMER, CUTLER & PICKERING     BROBECK, PHLEGER & HARRISON LLP
    4011 WESTCHASE BOULEVARD          2445 M ST., N.W.               1633 BROADWAY
    SUITE 400                         WASHINGTON, D.C. 20037         47TH FLOOR
    RALEIGH, NORTH CAROLINA 27607     (202) 663-6000                 NEW YORK, NEW YORK 10019
    (919) 829-9600                                                   (212) 581-1600

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-31109
     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


                       CALCULATION OF REGISTRATION FEE

[CAPTION]

        TITLE OF EACH CLASS                                       PROPOSED MAXIMUM         PROPOSED MAXIMUM
          OF SECURITIES TO                 AMOUNT TO BE            OFFERING PRICE          AGGREGATE OFFER-
           BE REGISTERED                  REGISTERED (1)(2)         PER SHARE (3)            ING PRICE (2)
Common Stock, par value
  $.001 per share.................             287,500                 $12.00               $3,450,000.00

        TITLE OF EACH CLASS                  AMOUNT OF
          OF SECURITIES TO                 REGISTRATION
           BE REGISTERED                       FEE (4)
Common Stock, par value
  $.001 per share.................           $1,046.00

(1) Includes 37,500 shares of Common Stock which the Underwriters have the option to purchase from the Company solely to cover over-allotments, if any.

(2) Shares of Common Stock previously registered include 2,875,000 shares for which the registration fee has previously been paid.

(3) The proposed maximum offering price per share is based on the proposed initial public offering price for the shares of the Common Stock offered hereby.

(4) Calculated pursuant to Rule 457(a).

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-1 filed by Trimeris, Inc. with the Securities and Exchange Commission (File No. 333-31109) pursuant to the Securities Act of 1933, as amended, and declared effective on October 6, 1997 is incorporated by reference into this Registration Statement.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, County of Durham, State of North Carolina, on this 6th day of October, 1997.

                                            TRIMERIS, INC.


                                            By: /s/ M. ROSS JOHNSON*



                                              ----------------------------------

                                                       M. ROSS JOHNSON,
                                              PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                 AND CHIEF SCIENTIFIC OFFICER

WITNESS our hands on this 6th day of October, 1997.


/s/           JESSE I. TREU*                                              /s/       ANDREW MCCREATH*
----------------------------------------                                  ----------------------------------------
Jesse I. Treu, Ph.D.                                                      Andrew McCreath
Chairman of the Board of Directors                                        Director

/s/        DANI P. BOLOGNESI*                                             /s/       MATTHEW A. MEGARO
----------------------------------------                                  ----------------------------------------
Dani P. Bolognesi, Ph.D.                                                  Matthew A. Megaro
Director                                                                  Chief Operating Officer, Chief Financial
                                                                          Officer, Executive Vice President and
                                                                          Secretary (Principal Accounting and
                                                                          Financial Officer)

/s/         BRIAN H. DOVEY*                                               /s/      CHARLES A. SANDERS*
----------------------------------------                                  ----------------------------------------
Brian H. Dovey                                                            Charles A. Sanders, M.D.
Director                                                                  Director

/s/         M. ROSS JOHNSON*
----------------------------------------
M. Ross Johnson, Ph.D.
President, Chief Executive Officer,
Chief Scientific Officer and Director
(Principal Executive Officer)

* Executed on behalf of these persons by Matthew A. Megaro, duly appointed
Attorney-in-fact of each such person.

/s/       MATTHEW A. MEGARO
----------------------------------------
Matthew A. Megaro
Attorney-in-Fact


                                 EXHIBIT INDEX

   All exhibits filed with or incorporated by reference in Registration Statement No. 333-31109 are incorporated by reference into, and shall be deemed part of this registration statement, except the following, which are filed herewith:

Number          Description
------          -----------
5.1             Opinion of Hutchison & Mason PLLC
23.1            Consent of KPMG Peat Marwick, LLP, Independent Auditors
23.2            Consent of Hutchison & Mason PLLC, (included in Exhibit 5.1)
23.3            Consent of Pennie E. Edmonds